FUND ADMINISTRATION SERVICING AGREEMENT


     THIS AGREEMENT is made and entered into as of this 28th day of August, 2001 by and between Zodiac Trust, a Delaware business trust (the "Trust") and Firstar Mutual Fund Services, LLC, a Wisconsin limited liability company ("FMFS").

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

     WHEREAS, FMFS is, among other things, in the business of providing fund administration services for the benefit of its customers; and

     WHEREAS, the Trust desires to retain FMFS to provide fund accounting services for each series of the Trust listed on Exhibit A hereto (as amended from time to time) (each a "Portfolio", collectively the "Portfolios").

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   Appointment of FMFS as Administrator

     The Trust hereby appoints FMFS as administrator of the Trust on the terms and conditions set forth in this Agreement, and FMFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.   Services and Duties of FMFS

     FMFS shall provide the following fund administration services for the Portfolios, including but not limited to:

     A.   General Portfolio Management:

          (1)  Act as liaison among all Portfolio service providers.

          (2)  Supply:

               a.   Corporate secretarial services.

               b. Office facilities (which may be in FMFS's or its affiliate's own offices). c. Non-investment-related statistical and research data as needed.

          (3)  Coordinate   the  Trust's  Board  of  Trustees'  (the  "Board  of
               Trustees" or the "Trustees") communication:

               a.   Establish meeting agendas.

               b. Prepare reports for the Board of Trustees based on financial and administrative data.

               c.   Evaluate independent auditor.

               d. Secure and monitor fidelity bond and director and officer liability coverage, and make the necessary Securities and Exchange Commission (the "SEC") filings relating thereto.

               e. Prepare minutes of meetings of the Board of Trustees and Portfolio shareholders.

               f. Recommend dividend declarations to the Board of Trustees, prepare and distribute to appropriate parties notices announcing declaration of dividends and other distributions to shareholders.

               g. Provide personnel to serve as officers of the Trust if so elected by the Board of Trustees, attend Board of Trustees meetings and present materials for Trustees' review at such meetings.

          (4)  Audits:

               a.   Prepare   appropriate   schedules  and  assist   independent
                    auditors.

               b.   Provide information to the SEC and facilitate audit process.

               c.   Provide office facilities.

          (5)  Assist in overall operations of the Portfolio.

          (6)  Pay Portfolio expenses upon written authorization from the Trust.

          (7)  Monitor arrangements under shareholder services or similar plan.

     B.   Compliance:

          (1)  Regulatory Compliance:

               a.   Monitor   compliance   with  the   1940  Act   requirements,
                    including:

                    (i)  Asset diversification tests.

                    (ii) Total return and SEC yield calculations.

                    (iii) Maintenance of books and records under Rule 31a-3.

                    (iv) Code of Ethics for the  disinterested  Trustees  of the
                         Portfolio.

               b. Monitor Portfolio's compliance with the policies and investment limitations of the Trust as set forth in its current prospectus (the "Prospectus") and statement of additional information (the "SAI").

               c. Maintain awareness of applicable regulatory and operational service issues and recommend dispositions.

          (2)  Blue Sky Compliance:

               a. Prepare and file with the appropriate state securities authorities any and all required compliance filings relating to the registration of the securities of the Trust so as to enable the Trust to make a continuous offering of its shares in all states.

               b.   Monitor status and maintain registrations in each state.

               c. Provide information regarding material developments in state securities regulation.

          (3)  SEC Registration and Reporting:

               a. Assist Corporate counsel in updating the Prospectus and SAI and in preparing proxy statements and Rule 24f-2 notices.

               b. Prepare annual and semiannual reports, Form N-SAR filings and Rule 24f-2 notices. c. Coordinate the printing, filing and mailing of publicly disseminated Prospectuses and reports. d. File fidelity bond under Rule 17g-1.

               e.   File shareholder reports under Rule 30b2-1.

               f. Monitor sales of each Portfolio's shares and ensure that such shares are properly registered with the SEC and the appropriate state authorities.

               g.   File Rule 24f-2 notices.

          (4)  IRS Compliance:

               a. Monitor the Trust's status as a regulated investment company under Subchapter M, including without limitation, review of the following:

                    (i)  Asset  diversification  requirements.

                    (ii) Qualifying income requirements.

                    (iii) Distribution requirements.

               b.   Calculate  required  distributions   (including  excise  tax
                    distributions).

     C.   Financial Reporting:

          (1) Provide financial data required by the Portfolio's Prospectus and SAI.

          (2)  Prepare  financial  reports  for  officers,   shareholders,   tax
               authorities,   performance  reporting  companies,  the  Board  of
               Trustees, the SEC, and independent auditors.

          (3) Supervise the Trust's custodian and fund accountants in the maintenance of the Trust's general ledger and in the preparation of the Portfolio's financial statements, including oversight of expense accruals and payments, of the determination of net asset value of the Trust's net assets and of the Trust's shares, and of the declaration and payment of dividends and other distributions to shareholders.

          (4) Compute the yield, total return and expense ratio of each class of each Portfolio, and each Portfolio's portfolio turnover rate.

          (5)  Monitor the expense accruals and notify the Trust's management of
               any  proposed   adjustments.

          (6) Prepare monthly financial statements, which include without limitation the following items:

               a.   Schedule of Investments.

               b.   Statement of Assets and Liabilities.

               c.   Statement of Operations.

               d.   Statement of Changes in Net Assets.

               e.   Cash Statement.

               f.   Schedule of Capital Gains and Losses.

          (7)  Prepare quarterly broker security transaction summaries.

     D.   Tax Reporting:

          (1) Prepare and file on a timely basis appropriate federal and state tax returns including, without limitation, Forms 1120/8610 with any necessary schedules.

          (2)  Prepare state income breakdowns where relevant.

          (3) File Form 1099 Miscellaneous for payments to Trustees and other service providers.

          (4)  Monitor wash losses.

          (5)  Calculate eligible dividend income for corporate shareholders.

3.   Compensation

     FMFS shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit A hereto (as amended from time to time). The Trust shall pay all fees and reimbursable expenses within ten (10) business days following receipt of the billing notice. Notwithstanding anything to the contrary, amounts owed by the Trust to FMFS shall only be paid out of the assets and property of the particular Portfolio involved.

4.   Indemnification; Limitation of Liability

     A. FMFS shall exercise reasonable care in the performance of its duties under this Agreement. FMFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FMFS's control, except a loss arising out of or relating to FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if FMFS has exercised reasonable care in the performance of its duties under this Agreement, the Trust shall indemnify and hold harmless FMFS from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FMFS may sustain or incur or which may be asserted against FMFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence or from willful misconduct on its part in performance of its duties under this Agreement, (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FMFS by any duly authorized officer of the Trust, such duly authorized officer to be included in a list of authorized officers furnished to FMFS and as amended from time to time in writing by resolution of the Board of Trustees.

          FMFS shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) that the Trust may sustain or incur or that may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by FMFS as a result of FMFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

          In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FMFS's control. FMFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FMFS. FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect FMFS's premises and operating capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

          Notwithstanding the above, FMFS reserves the right to reprocess and correct administrative errors at its own expense.

     B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

     5.   Proprietary and Confidential Information

          FMFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where FMFS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

          Further, FMFS will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Graham-Leach-Bliley Act, as may be modified from time to time (the "Act"). Notwithstanding the foregoing, FMFS will not share any nonpublic personal information concerning any of the Trust's shareholders to any third party unless specifically directed by the Trust or allowed under one of the exceptions noted under the Act.

     6.   Term of Agreement; Amendment

          This Agreement shall become effective as of the date first written above and will continue in effect for a period of one year. Subsequent to the initial one-year term, this Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be amended by mutual written consent of the parties.

     7.   Records

          FMFS shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Trust, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. FMFS agrees that all such records prepared or maintained by FMFS relating to the services to be performed by FMFS hereunder are the property of the Trust and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Trust on and in accordance with its request.

     8.   Governing Law

          This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

     9.   Duties in the Event of Termination

          In the event that, in connection with termination, a successor to any of FMFS's duties or responsibilities hereunder is designated by the Trust by written notice to FMFS, FMFS will promptly, upon such termination and at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FMFS under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which FMFS has maintained, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FMFS's personnel in the establishment of books, records, and other data by such successor.

     10.  No Agency Relationship

          Nothing herein contained shall be deemed to authorize or empower FMFS to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

     11.  Data Necessary to Perform Services

          The Trust or its agent, which may be FMFS, shall furnish to FMFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon. If FMFS is also acting in another capacity for the Trust, nothing herein shall be deemed to relieve FMFS of any of its obligations in such capacity.

     12.  Assignment

          This Agreement may not be assigned by either party without the prior written consent of the other party.

     13.  Notices

          Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three (3) days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party's address set forth below:

          Notice to FMFS shall be sent to:

                  Firstar Mutual Fund Services, LLC
                  615 East Michigan Street
                  Milwaukee, WI  53202

          and notice to the Trust shall be sent to:

                  Zodiac Trust
                  Attention:  Joe Neuberger
                  615 E. Michigan Street
                  Milwaukee, WI  53202


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.



ZODIAC TRUST                                   FIRSTAR MUTUAL FUND SERVICES, LLC


By: /s/ Joseph C. Neuberger                    By: /s/ Joseph D. Redwine
    ----------------------------------------       -----------------------------


Title: President                               Title: President
       -------------------------------------          --------------------------


                                  ZODIAC TRUST


            Amendment to the Fund Administration Servicing Agreement


     THIS AMENDMENT dated as of January 1, 2002 to the Fund Administration Servicing Agreement dated as of August 1st, 2001, by and between Zodiac Trust, a Delaware business trust and Firstar Mutual Fund Services, LLC, a Wisconsin limited liability company shall be as follows:

     Effective January 1, 2002, the name Firstar Mutual Fund Services, LLC has been changed to U.S. Bancorp Fund Services, LLC. Accordingly, all references to Firstar Mutual Fund Services, LLC in this Agreement should be replaced with U.S. Bancorp Fund Services, LLC. Similarly, any references to Firstar Bank, N.A. should be replaced with U.S. Bank, N.A.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

ZODIAC TRUST                                   FIRSTAR MUTUAL FUND SERVICES, LLC


By: /s/ Joseph C. Neuberger                    By: /s/ Joseph D. Redwine
    ----------------------------------------       -----------------------------


Title: President                               Title: President
       -------------------------------------          --------------------------